EXHIBIT 21.1

SUBSIDIARIES

COMPANY	STATE OF ORGANIZATION
TRB No. 1 Corp.	New York
TRB 69th Street Corp.	New York
TRB Yonkers Corp.	New York
TRB Lawrence Realty Corp.	New York
TRB Apopka LLC	Florida
TRB West Palm Two LLC	Florida
TRB Daytona LLC	Florida
TRB Newark Assemblage LLC	New Jersey
TRB Newark TRS LLC	New Jersey
BRT RLOC LLC	New York
TRB Ivy Ridge LLC	Delaware
TRB Union Palm LLC	Delaware
TRB Lawrenceville LLC	Delaware
TRB Melbourne LLC	Delaware
TRB Schilling LLC	Delaware
TRB Silvana LLC	Delaware
TRB Avondale LLC	Delaware
TRB Grove at Trinity LLC	Delaware
TRB Courtney Station LLC	Delaware
TRB Spring Valley LLC	Delaware
TRB Columbus LLC	Delaware
TRB Houston Galleria LLC	Delaware
TRB Autumn Brook LLC	Delaware
TRB Arlington LLC	Delaware
TRB Mountain Park LLC	Delaware
TRB Houston Four Pack LLC	Delaware
TRB South Ridge LLC	Delaware
TRB Waterside LLC	Delaware
TRB Triple Play LLC	Delaware
TRB Sandtown LLC	Delaware
TRB Kendall Manor LLC	Delaware
TRB Avalon LLC	Delaware
Avalon 276 LLC	Delaware
TRB Avondale LLC	Delaware
TRB Avondale Investor LLC	Delaware
TRB Holdings LLC	Delaware
TRB Venues LLC	Delaware
TRB Cedar Lakes LLC	Delaware
TRB Factory LLC	Delaware
TRB Parkway Grande LLC	Delaware
TRB Woodlands LLC	Delaware
Woodlands 236 LLC	Delaware
TRB Cinco Ranch LLC	Delaware
TRB River Place LLC	Delaware
TRB Civic Center LLC	Delaware
TRB Shavano LLC	Delaware
TRB Chatham LLC	Delaware
TRB Waters Edge LLC	Delaware
TRB Lenox Park LLC	Delaware
TRB Alamo LLC	Delaware
TRB Kilburn LLC	Delaware
TRB Canalside SOLA LLC	Delaware

TRB Canalside Lofts LLC	Delaware
TRB OPOP LLC	Delaware
TRB VH LLC	Delaware
TRB Bells Bluff LLC	Delaware
TRB Mercer LLC	Delaware
TRB Magnolia Pointe LLC	Delaware
TRB Jackson Square LLC	Delaware
TRB Gateway LLC	Delaware
TRB Boerne LLC	Delaware
TRB Orlando and Atlanta LLC	Delaware
TRB Anatole LLC	Delaware
TRB Landings LLC	Delaware